EXHIBIT 5.1

575 Madison Avenue New York, NY 10022-2585 +1.212.940.8800 tel katten.com

December 21, 2021

GMF Leasing LLC

ACAR Leasing Ltd.

c/o AmeriCredit Financial Services, Inc.

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

Re:    Registration Statement on Form SF-3

Ladies and Gentlemen:

We have acted as special counsel to GMF Leasing LLC, a Delaware limited liability company (the “Depositor”), and ACAR Leasing Ltd., a Delaware statutory trust (the “Titling Trust” and, together with the Depositor, the “Registrants”), in connection with a Registration Statement on Form SF-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with Asset Backed Securities (the “Notes”) which the Depositor plans to offer. As described in the Registration Statement, the Notes will be issued from time to time in series, with each series to be issued by a Delaware statutory trust (each, a “Trust”) to be formed by the Depositor under a trust agreement (each, a “Trust Agreement”) between the Depositor and an owner trustee named in the Trust Agreement (the “Owner Trustee”), and each series of Notes will be issued under and pursuant to an indenture (each, an “Indenture”) between the related Trust and an indenture trustee named in the Indenture (the “Indenture Trustee”). The principal collateral for each series of Notes will be an exchange note (each, an “Exchange Note”) that is issued by the Titling Trust pursuant to an exchange note supplement (each, an “Exchange Note Supplement”) to a credit and security agreement (the “Credit and Security Agreement”), each among the Titling Trust, AmeriCredit Financial Services, Inc., d/b/a/ GM Financial, as servicer, and Wells Fargo Bank, N.A., as administrative agent and collateral agent.

We generally are familiar with the proceedings taken or required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and each related Exchange Note, and have made investigations of law and have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all the documents and records of the Registrants and other instruments of the Registrants and other persons, as we have deemed appropriate as a basis for the opinions expressed below, including the Registration Statement and the form of Trust Agreement, the form of Indenture (including the form of Notes included as an

KATTEN MUCHIN ROSENMAN LLP

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A limited liability partnership including professional corporations

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

GMF Leasing LLC

ACAR Leasing Ltd.

December 21, 2021

exhibit to the Indenture), the form of Underwriting Agreement, the Credit and Security Agreement, the form of Exchange Note Supplement (including the form of Exchange Notes included as an exhibit to the Exchange Note Supplement) and the other transaction documents and forms of transaction documents attached as exhibits to the Registration Statement (collectively, the “Agreements”).

We express no opinion except as to matters that are governed by federal law, the laws of the State of New York, the Delaware Limited Liability Company Act or the Delaware Statutory Trust Act. All opinions expressed below are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

Subject to the qualifications stated above, we are of the opinion that, for any series of Notes, when (a) the Indenture for the series of Notes has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Indenture for the series of Notes has been duly authorized by all necessary action and duly executed and delivered by all necessary parties for the series and (c) the Notes of the series have been duly executed and authenticated according to the provisions of the related Indenture and issued and sold as contemplated in the Registration Statement and the Agreements and delivered under Section 5 of the Act, the Notes will have been duly authorized by all necessary action of the related Trust and will be legally and validly issued, binding obligations of the Trust, fully paid and non-assessable, and the holders of the Notes will be entitled to the benefits of the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law. Furthermore, subject to the qualifications stated above, we are of the opinion that, for any Exchange Note, when (a) the Exchange Note Supplement for such Exchange Note has been duly authorized by all necessary action and duly executed and delivered by all necessary parties for the series and (b) the Exchange Note has been duly executed and authenticated according to the provisions of the Credit and Security Agreement and the related Exchange Note Supplement and is issued and sold as contemplated in the Registration Statement and the Agreements and delivered under Section 5 of the Act, such Exchange Note will have been duly authorized by all necessary action of the Titling Trust and will be legally and validly issued, binding obligations of the Titling Trust, fully paid and non-assessable, and the holders of the Exchange Note will be entitled to the benefits of the Credit and Security Agreement and the related Exchange Note Supplement, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to references to this firm as counsel to the Registrant in the Registration Statement, without implying or admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued under the Act, for any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Katten Muchin Rosenman LLP